EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The unaudited pro forma combined condensed consolidated financial statements are based upon the historical consolidated financial statements of CryoLife, Inc. and its subsidiaries (“CryoLife” or the “Company”) and JOTEC AG, a Swiss public limited corporation and its subsidiaries (“JOTEC”) and have been prepared to illustrate the effect of CryoLife’s acquisition of JOTEC for approximately $225.0 million, subject to certain adjustments. Per the Company’s preliminary analysis, the purchase price of the transaction totaled approximately $221.9 million in cash and stock.

The unaudited pro forma combined condensed consolidated balance sheet combines the historical consolidated balance sheets of CryoLife and JOTEC as of September 30, 2017 and reflects the pro forma effect as if the acquisition of JOTEC had occurred on that date. The unaudited pro forma combined condensed consolidated statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 combine the historical statements of operations of CryoLife and JOTEC, adjusted to reflect the pro forma effect as if the acquisition of JOTEC had occurred on January 1, 2016 (the first day of the Company’s 2016 fiscal year). The historical consolidated financial statements referred to above for CryoLife were included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2017 and Annual Report on Form 10-K for the year ended December 31, 2016. The historical financial statements referred to above for JOTEC for the comparable periods are included in this Current Report on Form 8-K. The accompanying unaudited pro forma combined condensed consolidated financial information and the historical consolidated financial information presented therein should be read in conjunction with the historical consolidated financial statements and notes thereto for CryoLife described above. The historical financial statements of JOTEC have been adjusted to reflect certain reclassifications to conform to the Company’s financial statement presentation.

The unaudited pro forma combined condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the acquisition, (b) are factually supportable, and (c) with respect to the statement of operations, are expected to have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying combined notes to the unaudited pro forma combined condensed consolidated financial statements.

The unaudited pro forma combined condensed consolidated financial information does not reflect future events that may occur after the acquisition, including potential general and administrative savings. The unaudited pro forma combined condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the acquisition of JOTEC had occurred on January 1, 2016 nor is it necessarily indicative of the Company’s future operating results. The pro forma adjustments are preliminary estimates subject to change and are based upon currently available information.

CRYOLIFE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2017

(in thousands)

	CryoLife	Jotec	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$54,242	$2,626	$(20,496	)(b)	$36,372
Restricted securities	771	—	—		771
Receivables, net	33,659	12,031	—		45,690
Inventories	27,763	15,089	3,777	(c)	46,630
Deferred preservation costs	35,008	—	—		35,008
Prepaid expenses and other	4,142	659	—		4,801

Total current assets	155,585	30,406	(16,719)		169,272
Property and equipment, net	20,607	13,232	(374	)(d)	33,465
Goodwill	78,294	—	112,692	(g)	190,986
Patents, net	827	—	—		827
Trade Name	—	—	6,513	(e)	6,513
Customer Relationships and Other Intangibles	—	3,868	(661	)(e)	3,207
Developed Technology	62,454	—	92,584	(e)	155,038
IP Developed Technology	—	—	13,747	(e)	13,747
Deferred income taxes	1,190	1,846	—		3,036
Investment in company owned life insurance	4,360	—	—		4,360
Other	2,823	—	912	(b)	3,735

Total Assets	$326,140	$49,351	$208,694		$584,185

CRYOLIFE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2017

(in thousands)

	CryoLife	Jotec	Pro Forma Adjustments		Pro Forma
Current liabilities:
Accounts payable	$5,066	$1,702	$—		$6,768
Accrued expenses and other	17,813	7,197	1,087	(a)	26,097
Current portion of indebtedness, net	3,234	1,173	(984	)(b)	3,423

Total current liabilities	26,113	10,072	103		36,289

Long-term debt and Capital Lease Obligation	64,835	36,388	123,828	(b)	225,051
Deferred compensation liability	3,753	—	—		3,753
Deferred rent obligations	2,982	—	—		2,982
Deferred Income Taxes	—	—	32,706	(f)	32,706
Other	5,101	1,828	—		6,929

Total liabilities	102,784	48,288	156,638		307,710
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	348	1,036	(1,009	)(a),(b)	375
Additional paid-in capital	194,958	19,592	33,500	(a),(b)	248,050
Retained earnings (deficit)	40,616	(17,713)	17,713	(a),(b)	40,616
Accumulated other comprehensive income	153	(1,949)	1,949	(a),(b)	153
Non controlling Interests	—	98	(98	)(a),(b)	—
Treasury stock at cost	(12,719)	—	—		(12,719)

Total shareholders’ equity	223,356	1,063	52,056		276,475

Total liabilities and shareholders’ equity	$326,140	$49,351	$208,694		$584,185

CRYOLIFE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2017

(in thousands except per share data)

	CryoLife	Jotec	Pro Forma Adjustments		Pro Forma
Products	$84,519	$36,239	$—		$120,758
Preservation Services	52,357	—	—		52,357

Total revenues	136,876	36,239	—		173,115
Cost of Products	21,196	11,248	378	(i)	32,821
Cost of Preservation Services	23,401	—	—		23,401

Total costs	44,597	11,248	378		56,222
Gross margin	92,279	24,992	(378)		116,893
General, administrative, and marketing	71,016	17,376	978	(j),(k)	89,370
Research and development	13,098	3,855	—		16,953

Operating expenses	84,114	21,231	978		106,323
Operating income (loss)	8,165	3,761	(1,355)		10,570
Interest expense	2,486	2,092	8,336	(l)	12,914
Interest income	(159)	(816)	—		(975)
Other expense (income), net	(70)	(3,543)	—		(3,613)

Total other (income) expenses	2,257	(2,267)	8,336		8,326

Income (loss) before income taxes	5,908	6,028	(9,691)		2,245
Income tax expense (benefit)	(803)	1,817	(3,439	)(m)	(2,425)

Net Income (loss)	$6,711	$4,211	$(6,252)		$4,670

Income Per Common Share—Basic	$0.20		$(0.06)		$0.13
Income Per Common Share—Diluted	$0.19		$(0.06)		$0.13
Weighted Average Common Shares Outstanding
Basic	32,665		2,012	(n)	34,677
Diluted	33,851		2,012	(n)	35,863

CRYOLIFE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Twelve Months Ended December 31, 2016

(in thousands except per share data)

	CryoLife	Jotec	Pro Forma Adjustments		Pro Forma
Products	$113,992	$44,516	$—		$158,508
Preservation Services	66,388	—	—		66,388

Total revenues	180,380	44,516	—		224,896
Cost of Products	28,033	14,767	3,399	(i)	46,199
Cost of Preservation Services	33,448	—	—		33,448

Total costs	61,481	14,767	3,399		79,647
Gross margin	118,899	29,749	(3,399)		145,249
General, administrative, and marketing	91,548	21,195	1,471	(j),(k)	114,214
Research and development	13,446	3,676	—		17,122

Operating expenses	104,994	24,871	1,471		131,336
Gain from sale of business components	(7,915)	—	—		(7,915)

Operating income (loss)	21,820	4,878	(4,870)		21,828
Interest expense	3,043	2,954	11,196	(l)	17,193
Interest income	(72)	(29)	—		(101)
Other expense (income), net	437	938	—		1,375

Total other (income) expenses	3,408	3,862	11,196		18,467

Income (loss) before income taxes	18,412	1,015	(16,066)		3,361
Income tax expense (benefit)	7,634	680	(5,774	)(m)	2,539

Net Income (loss)	$10,778	$335	$(10,292)		$822

Income Per Common Share—Basic	$0.33		$(0.30)		$0.02
Income Per Common Share—Diluted	$0.32		$(0.30)		$0.02
Weighted Average Common Shares Outstanding
Basic	31,855		2,683	(n)	34,538
Diluted	32,822		2,683	(n)	35,505

CRYOLIFE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(in thousands)

Description of Transaction and Basis of Presentation

The unaudited pro forma combined condensed consolidated financial statements are based upon the historical consolidated financial statements of CryoLife, Inc. and its subsidiaries (“CryoLife” or the “Company,” ) which were included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2017 and Annual Report on Form 10-K for the year ended December 31, 2016 and JOTEC AG and its subsidiaries (“JOTEC”) financial statements for these periods which are included in this Current Report on Form 8-K/A. The unaudited pro forma combined condensed consolidated statements of operations reflect the acquisition of JOTEC as if it had occurred on January 1, 2016 (the first day of the Company’s 2016 fiscal year). The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2017 reflects such acquisition as if it had occurred on that date.

In accordance with generally accepted accounting principles in the United States, the acquisition of JOTEC is being accounted for using the purchase method of accounting. As a result, the unaudited pro forma combined condensed consolidated balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired based primarily on the Company’s fair value assessment and the excess purchase price to goodwill. The purchase price allocation in these unaudited pro forma combined condensed consolidated financial statements is based upon a purchase price of approximately $221.9 million, including debt and cash acquired. Total purchase consideration, net of debt and cash acquired is approximately $194.0 million.

Pro Forma Adjustments

On December 1, 2017 CryoLife completed its acquisition of 100% of the outstanding equity of JOTEC, a Swiss public limited corporation (“the Acquisition”), for $168.8 million in cash and 2,682,754 shares of CryoLife common stock, with an estimated value of $53.1 million as determined on the date of the closing, for a total purchase price of approximately $221.9 million. In connection with the closing of the JOTEC acquisition, CryoLife entered into a Credit and Guaranty Agreement (“Credit Agreement”) with certain financial institutions as lenders, and Deutsche Bank AG New York Branch, as administrative and collateral agent, a senior secured credit facility in an aggregate principal amount of $255.0 million, which includes a $225.0 million term loan and a $30.0 million revolving credit facility. CryoLife borrowed the entire $225.0 million available under the term loan, the proceeds of which were used along with cash on hand and shares of CryoLife’s common stock, to (i) fund the Acquisition, (ii) pay certain fees and expenses related to the Acquisition and the Credit Agreement and (iii) pay off CryoLife’s existing credit facility under the Third Amended and Restated Credit Agreement with Capital One, National Association; Healthcare Financial Solutions, LLC; Fifth Third Bank; and Citizens Bank National Association. CryoLife operates JOTEC as a wholly owned subsidiary.

The historical financial information of JOTEC was prepared in accordance with GAAP and presented in Euros. The historical financial information was translated from Euros to US dollars using the following historical exchange rates: Condensed Consolidated Balance Sheet – 1.18 EUR/USD exchange rate as of September 30, 2017 Condensed Consolidated Statements of Operations – 1.11 EUR/USD average exchange rate for the year ended December 31, 2016 and 1.10 EUR/USD average exchange rate for the nine months ended September 30, 2017.

CRYOLIFE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(in thousands)

The following pro forma adjustments are included in the unaudited pro forma combined condensed consolidated balance sheet and/or the unaudited pro forma combined condensed consolidated statements of operations:

(a)	The elimination of JOTEC non-retained assets, liabilities, and equity.

(b)	The reduction in cash, issuance of debt, and issuance of CryoLife common stock representing the total purchase price consideration paid in the acquisition.

(c)	Estimated fair value adjustment to inventories.

(d)	Estimated fair value adjustment to property and equipment.

(e)	Estimated fair value of intangible assets acquired and liabilities assumed.

(f)	Estimated deferred tax assets and liabilities acquired.

(g)	Goodwill is the estimated excess of the purchase price over the tangible assets acquired as of the unaudited pro forma combined condensed consolidated balance sheet date.

(h)	The preliminary allocation of purchase price and estimated goodwill as of December 1, 2017, the date of the transaction, is summarized below:

Total purchase consideration	$221,868
Assets acquired:
Cash and cash equivalents	4,089
Receivables	13,204
Inventories	17,341
Other current assets	2,210
PP&E	12,921
Intangible assets	115,820
Other assets	1,646

167,231
Debt Acquired	(3,770)
Liabilities assumed	(52,045)

Goodwill (preliminary estimate)	$110,452

(i)	The effect of fair value adjustment to inventories on cost of products.

(j)	The effect of additional depreciation included in cost of products resulting from the fair value adjustment to property and equipment.

(k)	Net increase in amortization of intangible assets acquired.

(l)	Net increase in interest expense as a result of the debt issued as a result of the transaction.

(m)	The effect of the pro forma income statement adjustments on income taxes as calculated using an estimated combined U.S. federal, state and international statutory tax rate of 36.8% .

(n)	The change in weighted average common shares outstanding as a result of the common shares issued as a result of the transaction.